Exhibit 99.2

DIRECTORS RESOLUTIONS

OF

ANCHORAGE INTERNATIONAL HOLDINGS CORP.

(the “Company”)

WHEREAS:

A.	Tan Sri Barry Goh Ming has consented to resign from all positions with the Company, including but not limited to, that of the President, Chief Executive Officer, Secretary, and Chairman of the Board of Directors.

B.	Mr. Chi Ping Leung has consented to act as the new President, CEO, CFO, and Chairman of the Board of Directors of the Company.

C.	Mr. Alexander Patrick Brazendale has consented to act as the Chief Marketing Officer of the Company.

D.	Mr. Christopher David Brazendle has consented to act as Chief Operating Officer of the Company.

E.	Mr. William Alexander Cruickshank has consented to act as Chief Racing Officer of the Company.

F.	Ms. Wing Man Fok has consented to act as the Secretary and Treasurer of the Company.

BE IT RESOLVED THAT:

G.	Tan Sri Barry Goh Ming has consented to resign from all positions with the Company, including but not limited to, that of the President, Chief Executive Officer, Secretary, and Chairman of the Board of Directors.

H.	Mr. Chi Ping Leung has consented to act as the new President, CEO, CFO, and Chairman of the Board of Directors of the Company.

I.	Mr. Alexander Patrick Brazendale has consented to act as the Chief Marketing Officer of the Company.

J.	Mr. Christopher David Brazendle has consented to act as Chief Operating Officer of the Company.

K.	Mr. William Alexander Cruickshank has consented to act as Chief Racing Officer of the Company.

L.	Ms. Wing Man Fok has consented to act as the Secretary and Treasurer of the Company.

Effective date: 4th May 2021

/s/ Tan Sri Barry Goh Ming
Tan Sri Barry Goh Ming

/s/ Chin Ping Leung
Chi Ping Leung